      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2004
                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                   AGRIUM INC.
             (Exact name of registrant as specified in its charter)


               CANADA                                     98-0346248
   (State of other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification No.)


                          13131 LAKE FRASER DRIVE S.E.
                                CALGARY, ALBERTA
                                 CANADA T2J 7E8
                                 (403) 225-7000
          (Address of principal executive offices, including zip code)

                          -----------------------------

        AMENDED AND RESTATED AGRIUM INC. STOCK OPTION AND TANDEM SAR PLAN
                            (Full title of the plan)


                              CT CORPORATION SYSTEM
                           111 8TH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8700
 (Name, address and telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

          TITLE OF                   AMOUNT           PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
      SECURITIES TO BE               TO BE             OFFERING PRICE              AGGREGATE              REGISTRATION
         REGISTERED               REGISTERED (1)          PER SHARE              OFFERING PRICE               FEE
---------------------------     ----------------     -------------------     -----------------------     ---------------
Common Shares                        81,000(2)       U.S.$   6.66(3)         U.S.$    539,383.56(3)      U.S.$    68.34
                                     60,000(2)               7.17(3)                  430,000.00(3)               54.48
                                     10,000(2)               7.83(3)                   78,310.50(3)                9.92
                                      5,000(2)               8.03(3)                   40,144.60(3)                5.09
                                      5,000(2)               8.07(3)                   40,334.86(3)                5.11
                                        500(2)               8.98(3)                    4,490.11(3)                0.57
                                    781,275(2)               9.02(3)                7,045,744.86(3)              892.70
                                      1,000(2)               9.06(3)                    9,056.32(3)                1.15
                                    681,060(2)               9.13(3)                6,219,726.03(3)              788.04
                                     45,000(2)               9.29(3)                  418,082.19(3)               52.97
                                      2,000(2)               9.29(3)                   18,584.47(3)                2.35
                                      5,000(2)               9.34(3)                   46,689.50(3)                5.92
                                    125,000(2)               9.36(3)                1,170,091.32(3)              148.25
                                      1,000(2)               9.44(3)                    9,436.83(3)                1.20
                                      8,000(2)               9.59(3)                   76,712.33(3)                9.72
                                      5,000(2)               9.67(3)                   48,325.72(3)                6.12
                                      5,000(2)               9.70(3)                   48,515.98(3)                6.15
                                     60,000(2)               9.80(3)                  587,945.21(3)               74.49
                                      5,725(2)               9.89(3)                   56,640.03(3)                7.18
                                    234,875(2)              10.01(3)                2,350,537.48(3)              297.81

          TITLE OF                   AMOUNT           PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
      SECURITIES TO BE               TO BE             OFFERING PRICE              AGGREGATE              REGISTRATION
         REGISTERED               REGISTERED (1)          PER SHARE              OFFERING PRICE               FEE
---------------------------     ----------------     -------------------     -----------------------     ---------------
                                      6,375(2)              10.27(3)                   65,496.58(3)                8.30
                                      1,000(2)              10.43(3)                   10,426.18(3)                1.32
                                     10,000(2)              10.50(3)                  105,022.83(3)               13.31
                                    200,000(2)              10.58(3)                2,115,677.32(3)              268.06
                                      4,300(2)              10.73(3)                   46,141.55(3)                5.85
                                      5,000(2)              10.77(3)                   53,843.23(3)                6.82
                                      4,000(2)              10.84(3)                   43,348.55(3)                5.49
                                      2,000(2)              10.84(3)                   21,689.50(3)                2.75
                                      2,625(2)              10.88(3)                   28,567.35(3)                3.62
                                      5,700(2)              10.91(3)                   62,205.48(3)                7.88
                                      2,000(2)              10.92(3)                   21,841.70(3)                2.77
                                      2,000(2)              10.97(3)                   21,948.25(3)                2.78
                                      1,500(2)              11.00(3)                   16,495.43(3)                2.09
                                     13,000(2)              11.04(3)                  143,455.10(3)               18.18
                                      5,000(2)              11.05(3)                   55,251.14(3)                7.00
                                     11,900(2)              11.07(3)                  131,769.41(3)               16.70
                                      3,000(2)              11.11(3)                   33,333.33(3)                4.22
                                      2,000(2)              11.19(3)                   22,374.43(3)                2.83
                                     17,000(2)              11.23(3)                  190,829.53(3)               24.18
                                      3,050(2)              11.27(3)                   34,376.33(3)                4.36
                                      4,000(2)              11.29(3)                   45,144.60(3)                5.72
                                     10,000(2)              11.34(3)                  113,394.22(3)               14.37
                                     10,000(2)              11.38(3)                  113,774.73(3)               14.42
                                     40,500(2)              11.42(3)                  462,328.77(3)               58.58
                                      4,000(2)              11.42(3)                   45,692.54(3)                5.79
                                      5,000(2)              11.49(3)                   57,458.14(3)                7.28
                                        950(2)              11.59(3)                   11,011.04(3)                1.40
                                      7,900(2)              11.61(3)                   91,685.69(3)               11.62
                                     25,000(2)              11.68(3)                  292,047.18(3)               37.00
                                     12,500(2)              11.72(3)                  146,499.24(3)               18.56
                                     10,000(2)              11.80(3)                  117,960.43(3)               14.95
                                  1,201,500(2)              11.87(3)               14,264,383.56(3)            1,807.30
                                      5,000(2)              11.95(3)                   59,741.25(3)                7.57
                                      4,000(2)              11.99(3)                   47,945.21(3)                6.07
                                      2,000(2)              12.00(3)                   24,003.04(3)                3.04
                                  1,163,825(2)              12.10(3)               14,082,813.93(3)            1,784.29
                                     20,000(2)              12.15(3)                  243,074.58(3)               30.80
                                     52,200(2)              12.18(3)                  635,616.44(3)               80.53
                                      5,000(2)              12.18(3)                   60,920.85(3)                7.72
                                      6,500(2)              12.40(3)                   80,582.19(3)               10.21
                                      3,000(2)              12.44(3)                   37,305.94(3)                4.73
                                      3,000(2)              12.47(3)                   37,420.09(3)                4.74
                                     10,000(2)              12.58(3)                  125,799.09(3)               15.94
                                      5,000(2)              12.68(3)                   63,394.22(3)                8.03
                                      3,000(2)              12.75(3)                   38,242.01(3)                4.85
                                      4,500(2)              12.82(3)                   57,705.48(3)                7.31
                                      1,455(2)              12.94(3)                   18,824.20(3)                2.39
                                      3,000(2)              13.07(3)                   39,200.91(3)                4.97
                                      3,000(2)              13.55(3)                   40,662.10(3)                5.15
                                      8,000(2)              13.66(3)                  109,284.63(3)               13.85
                                     24,000(2)              14.04(3)                  336,986.30(3)               42.70
                                  2,073,750(2)              14.19(3)               29,433,361.87(3)            3,729.21
                                      7,500(2)              14.31(3)                  107,305.94(3)               13.60
                                      5,000(2)              14.41(3)                   72,031.96(3)                9.13
                                    566,000(2)              14.57(3)                8,248,782.34(3)            1,045.12
                                     12,000(2)              15.41(3)                  184,931.51(3)               23.43
                                      3,000(2)              15.43(3)                   46,278.54(3)                5.86
                                    467,200(2)              15.53(3)                7,253,333.33(3)              919.00
                                  1,009,500(2)              15.62(3)               15,764,794.52(3)            1,997.40

          TITLE OF                   AMOUNT           PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
      SECURITIES TO BE               TO BE             OFFERING PRICE              AGGREGATE              REGISTRATION
         REGISTERED               REGISTERED (1)          PER SHARE              OFFERING PRICE               FEE
---------------------------     ----------------     -------------------     -----------------------     ---------------
                                    317,500(2)              15.79(3)                5,013,793.76(3)              635.25
                                      6,000(2)              16.28(3)                   97,671.23(3)               12.37
                                     19,000(2)              16.48(3)                  313,051.75(3)               39.66
                                      4,000(2)              16.86(3)                   67,427.70(3)                8.54
                                    671,120(4)              15.04(5)               10,090,289.20(5)            1,278.44
                                 -------------                                ---------------------      --------------
   Total                         10,242,285                                   U.S.$131,056,801.38        U.S.$16,604.90
                                 =============                                =====================      ==============

----------
(1) This registration statement on Form S-8 (the "Registration Statement") shall also cover any additional common shares (the "Common Shares") of Agrium Inc. (the "Registrant") that become issuable under the Registrant's plan registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction or similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Common Shares.

(2) Represents 9,571,165 Common Shares subject to outstanding awards under the Amended and Restated Agrium Inc. Stock Option and Tandem SAR Plan.

(3) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the per share exercise price of the stock options, translated into U.S. dollars at the noon buying rate in New York City on April 2, 2004, for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on that date.

(4) Represents 671,120 Common Shares available for future issuance under the Amended and Restated Agrium Inc. Stock Option and Tandem SAR Plan.

(5) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for an aggregate of 671,120 Common Shares available for future awards under the Amended and Restated Agrium Inc. Stock Option and Tandem SAR Plan are estimated based on the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on April 2, 2004. Such estimate is being utilized solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE ANNUAL INFORMATION.*




----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  Incorporation of Documents by Reference.

     The following documents previously filed or furnished with the Securities and Exchange Commission (the "SEC") by the Registrant are incorporated by reference in this Registration Statement:

     (a) the Registrant's Annual Report on Form 40-F (File No. 001-14460), as filed with the SEC on March 26, 2004, pursuant to requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest financial year for which such statements have been filed;

     (b) the Registrant's Current Reports on Form 6-K (File No. 001-14460), as furnished with the SEC on March 26, 2004; and

     (c) the description of the Registrant's Common Shares set forth in Exhibit 1 to the Registration Statement on Form 40-F (File No. 000-25742), as filed with the SEC on March 24, 1995, including any amendment or report for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be a part hereof from the date of filing such documents. In addition, reports on Form 6-K furnished by the Registrant to the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are furnished to the SEC.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CANADA BUSINESS CORPORATIONS ACT

     Section 124 of the Canada Business Corporations Act provides, in part, as follows:

Indemnification

     (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

     (2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

Limitation

     (3) A corporation may not indemnify an individual under subsection (1) unless the individual

          (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

Indemnification in derivative actions

     (4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection
(2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

     (5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

          (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

          (b) fulfils the conditions set out in subsection (3).

Insurance

     (6) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

          (a) in the individual's capacity as a director or officer of the corporation; or

          (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

Application to court

     (7) A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

Notice to director

     (8) An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

Other notice

     (9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

REGISTRANT'S BY-LAW

     Section 3.11 of the Registrant's By-Law No. 1 provides as follows:

     Section 3.11 Indemnity and Insurance - Subject to the limitations contained in the Act but without limit to the right of the Corporation to indemnify any person under the Act or otherwise, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or a director or officer of such body corporate, if:

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     Subject to the limitations contained in the Act, the Corporation may purchase, maintain or participate in such insurance for the benefit of such persons referred to in this Section as the Board may from time to time determine.

OTHER

     A policy of directors' and officers' liability insurance is maintained by the Registrant which insures its directors and officers for losses as a result of claims based upon their acts or omissions as directors and officers of the Registrant, and also reimburses the Registrant for amounts paid by the Registrant to indemnify its directors and officers as a result of such claims.

     The Registrant has entered into indemnification agreements with its officers and directors that indemnify such persons to the maximum amount permitted by applicable law. Pursuant to these agreements, the Registrant has agreed to provide such persons an advance of defense costs prior to obtaining the approval from a court to grant the indemnification permitted under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See attached exhibit list.

ITEM 9.  UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 7th day of April, 2004.


                                    AGRIUM INC.


                                    By: /s/  Leslie O'Donoghue
                                        ----------------------------------------
                                        Name:  Leslie O'Donoghue
                                        Title: Vice President, General Counsel &
                                               Corporate Secretary

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Leslie O'Donoghue and Bruce G. Waterman his/her true and lawful attorney-in-fact and agent, each of whom may act alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign and to file a Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Common Shares of the Registrant and any and all amendments (including post-effective amendments) to any such Registration Statement on Form S-8 with the SEC, granting unto said attorneys-in-fact and agents, each of whom may act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each of whom may act alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration statement on Form S-8 has been signed by the following persons in the capacities indicated on April 7, 2004.

                 Signature                                            Title
                 ---------                                            -----

/s/  Frank W. Proto                                    Board Chair
--------------------------------------------
              Frank W. Proto


/s/  John M. Van Brunt                                 Board Vice Chair
---------------------------------------------
               John M. Van Brunt


/s/  Michael M. Wilson                                 President, Chief Executive Officer and
---------------------------------------------          Director (Principal Executive Officer)
               Michael M. Wilson



/s/  Neil Carragher                                    Director
---------------------------------------------
                 Neil Carragher


/s/  Ralph S. Cunningham                               Director
---------------------------------------------
              Ralph S. Cunningham


                                                       Director
---------------------------------------------
                D. Grant Devine


                 Signature                                            Title
                 ---------                                            -----

/s/  Susan A. Henry                                    Director
---------------------------------------------
              Susan A. Henry


/s/  Frank W. King                                     Director
---------------------------------------------
              Frank W. King


/s/  G. Woody MacLaren                                 Director
---------------------------------------------
            G. Woody MacLaren


/s/  Harry G. Schaefer                                 Director
---------------------------------------------
            Harry G. Schaefer


/s/  T. Don Stacy                                      Director
---------------------------------------------
              T. Don Stacy


/s/  Victor J. Zaleschuk                               Director
---------------------------------------------
           Victor J. Zaleschuk


/s/  Bruce G. Waterman                                 Senior Vice President, Finance & Chief
---------------------------------------------          Financial Officer (Principal Financial
            Bruce G. Waterman                          Officer and Principal Accounting Officer)


                         AUTHORIZED U.S. REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Agrium Inc. in the United States, in the City of Calgary, Province of Alberta, Country of Canada, on this 7th day of April, 2004.

                                      AGRIUM U.S. INC.
                                      (Authorized U.S. Representative)



                                       By: /s/  Richard Gearheard
                                           -------------------------------------
                                           Name:  Richard Gearheard
                                           Title: President

                                  EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION
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

  4.1*        Registrant's Certificate of Incorporation dated December 21, 1992.

  4.2*        Registrant's Certificate of Amendment dated March 1, 1993.

  4.3*        Registrant's Certificate of Amendment dated December 22, 1994.

  4.4*        Registrant's Certificate of Amendment dated May 19, 1995.

  4.5*        Registrant's Certificate of Amendment dated June 5, 2002.

  4.6*        Registrant's By-law No. 1.

  4.7         Registrant's Amended and Restated Shareholder Rights Plan Agreement dated as of
              May 9, 2001, between the Registrant and CIBC Mellon Trust Company, as Rights
              Agent. Incorporated herein by reference to the Registrant's Registration
              Statement on Form 8-A (File No. 001-14460) filed with the SEC on May 23, 2001.

  4.8*        Amended and Restated Agrium Inc. Stock Option and Tandem SAR Plan effective
              January 1, 2004.

  4.9*        Agrium Inc. Stock Option Plan (as amended).

  5.1*        Opinion of Blake, Cassels & Graydon LLP as to the Legality of the Common Shares.

 23.1*        Consent of KPMG LLP.

 23.2*        Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 5.1).

 24.1*        Powers of Attorney (contained in the signature pages of this Registration Statement).

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*    Filed herewith.